UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015 (May 14, 2015)

Union  Pacific  Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 14, 2015, in Salt Lake City, Utah (the Meeting).  Of the 878,780,791 shares outstanding and entitled to vote at the Meeting, 761,841,763 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 87%.  The shareholders of the Company’s common stock considered and voted upon five proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2016 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew H. Card, Jr.	672,024,301	2,843,255	2,417,425	84,556,562
Erroll B. Davis, Jr.	668,721,164	6,141,785	2,422,250	84,556,562
David B. Dillon	671,960,594	2,875,138	2,449,468	84,556,562
Lance M. Fritz	670,905,432	4,040,536	2,338,698	84,556,562
Judith Richards Hope	662,927,474	11,960,526	2,395,832	84,556,562
John J. Koraleski	669,202,746	5,768,857	2,312,228	84,556,562
Charles C. Krulak	669,237,095	5,621,917	2,425,970	84,556,562
Michael R. McCarthy	672,577,033	2,269,622	2,438,544	84,556,562
Michael W. McConnell	666,207,605	8,589,706	2,487,888	84,556,562
Thomas F. McLarty III	672,344,456	2,489,505	2,451,020	84,556,562
Steven R. Rogel	663,625,280	10,144,853	3,515,067	84,556,562
Jose H. Villarreal	671,929,791	2,914,806	2,440,602	84,556,562

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2015

The holders of the Company’s common stock voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
749,456,126	9,851,232	2,521,342	10,443

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The holders of the Company’s common stock approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
645,917,596	27,105,753	4,261,837	84,556,562

Proposal 4 – Shareholder Proposal Regarding Executives to Retain Significant Stock

A shareholder of the Company submitted a proposal requesting that the Compensation and Benefits Committee adopt a policy requiring senior executives to retain a significant percentage of stock acquired through equity compensation programs until the retirement age of 60.  The holders of the Company’s common stock voted against Proposal 4 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,599,387	507,557,433	6,138,805	84,546,119

Proposal 5 – Shareholder Proposal Regarding Independent Chairman

A shareholder of the Company submitted a proposal requesting that the Board of Directors adopt a policy that the Chairman of the Board of Directors shall be an independent director who is not a current or former employee of the Company, and whose only nontrivial professional, familial or financial connection to the Company or its CEO is the directorship.  The holders of the Company’s common stock voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
281,063,583	390,223,415	6,011,391	84,543,372

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2015

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel and Assistant Secretary